NEW JERSEY RESOURCES REPORTS SECOND QUARTER FISCAL 2020 RESULTS

WALL, N.J., May 8, 2020 — Today, New Jersey Resources (NYSE: NJR) reported results for the second quarter of fiscal 2020. Highlights for the quarter included:

●	Consolidated net income of $88.5 million, compared with $73.6 million in the second quarter of fiscal 2019
●	Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $106.9 million, or $1.12 per share, compared with $112.4 million, or $1.27 per share, in the second quarter of fiscal 2019
●	Reaffirmed NFE guidance of $2.05 to $2.15 per share for fiscal 2020
●	Business continuity plans implemented due to COVID-19 pandemic; operations remain fundamentally intact
●	Strengthened liquidity position by entering into a new $250 million credit facility and priced long-term financing for the Leaf River and Adelphia Gateway acquisitions, subject to customary signing and closing conditions
●	Clean Energy Ventures (CEV) placed two commercial solar installations into service that added 20.0 megawatts (MW); total installed capacity of over 315 MW

Second quarter fiscal 2020 net income totaled $88.5 million, or $0.93 per share, compared with $73.6 million, or $0.83 per share, during the same period in fiscal 2019. Fiscal 2020 year-to-date net income totaled $177.9 million, or $1.90 per share, compared with $159.8 million, or $1.80 per share, for the same period in fiscal 2019.

Second quarter fiscal 2020 NFE totaled $106.9 million, or $1.12 per share, compared with NFE of $112.4 million, or $1.27 per share, during the same period last year. Fiscal 2020 year-to-date NFE totaled $147.3 million, or $1.57 per share, compared with $166.5 million, or $1.88 per share, for the same period in fiscal 2019.

"Business operations at NJR have not experienced a material impact due to the COVID-19 pandemic as we continue to add new customers and provide essential services. During the quarter, we strengthened our liquidity position by entering into a new $250 million credit facility," said Steve Westhoven, President and CEO of New Jersey Resources. "Our team has been working tirelessly to serve our customers since the early days of the pandemic following our business continuity plan to protect the health and safety of our employees, customers and communities. Throughout this crisis, the talent and flexibility of our team has ensured business operations continue uninterrupted and our more than half a million utility customers have the safe, reliable energy they need."

Key Performance Metrics

	Three Months Ended March 31,		Six Months Ended March 31,
($ in Thousands)	2020	2019	2020	2019
Net income	$88,505	$73,573	$177,866	$159,821
Basic EPS	$0.93	$0.83	$1.90	$1.80
NFE	$106,936	$112,417	$147,341	$166,510
Basic NFE per share	$1.12	$1.27	$1.57	$1.88

New Jersey Resources Reports Second Quarter Fiscal 2020 Results

A reconciliation of net income to NFE for the three and six months ended March 31, 2020, and 2019, is provided below.

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2020	2019	2020	2019
Net income	$88,505	$73,573	$177,866	$159,821
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(3,773)	10,226	(45,539)	(707)
Tax effect	897	(2,435)	10,828	149
Effects of economic hedging related to natural gas inventory	14,622	22,367	5,735	756
Tax effect	(3,475)	(5,316)	(1,363)	(180)
Net income to NFE tax adjustment	10,160	14,002	(186)	6,671
Net financial earnings	$106,936	$112,417	$147,341	$166,510

Weighted Average Shares Outstanding
Basic	95,584	88,836	93,747	88,692
Diluted	95,890	89,228	94,073	89,093

Basic earnings per share	$0.93	$0.83	$1.90	$1.80
Add:
Unrealized (gain) on derivative instruments and related transactions	(0.04)	0.12	(0.49)	(0.01)
Tax effect	0.01	(0.03)	0.11	—
Effects of economic hedging related to natural gas inventory	0.15	0.25	0.06	0.01
Tax effect	(0.04)	(0.06)	(0.01)	—
Net income to NFE tax adjustment	0.11	0.16	—	0.08
Basic net financial earnings per share	$1.12	$1.27	$1.57	$1.88

NFE is a financial measure not calculated in accordance with Generally Accepted Accounting Principles (GAAP) of the United States. It is a measure of earnings based on eliminating timing differences surrounding the recognition of certain gains or losses, net of applicable tax adjustments, to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, SRECs and foreign currency contracts. NFE eliminates the impact of volatility to GAAP earnings associated with unrealized gains and losses on derivative instruments in the current period. For further discussion of this financial measure, please see the explanation below under “Non-GAAP Financial Information.”

GAAP requires us, during the interim periods, to estimate our annual effective tax rate and use this rate to calculate the year-to-date tax provision. We also determine an annual estimated effective tax rate for NFE purposes and calculate a quarterly tax adjustment based on the differences between our forecasted net income and our forecasted NFE for the fiscal year. Since the annual estimated effective tax rate is based on certain forecasted assumptions, including estimates surrounding completion of Clean Energy Ventures projects, the rate and resulting NFE are subject to change. No adjustment is needed during the fourth quarter, since the actual effective tax rate is calculated at year end.

New Jersey Resources Reports Second Quarter Fiscal 2020 Results

A table detailing NFE for the three and six months ended March 31, 2020, and 2019, is provided below.

Net Financial Earnings (Loss) by Business Unit

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2020	2019	2020	2019
New Jersey Natural Gas	$86,336	$68,546	$130,192	$100,259
Midstream	4,258	4,498	7,262	8,149
Subtotal Regulated	90,594	73,044	137,454	108,408
Clean Energy Ventures	15,990	21,730	11,074	31,935
Energy Services	313	19,304	(2,598)	27,674
Home Services and Other	148	(1,581)	1,257	(1,505)
Subtotal Unregulated	16,451	39,453	9,733	58,104
Subtotal	107,045	112,497	147,187	166,512
Eliminations	(109)	(80)	154	(2)
Total	$106,936	$112,417	$147,341	$166,510

NJR Reaffirms Fiscal 2020 NFE Guidance:

NJR reaffirmed fiscal 2020 NFE guidance range of $2.05 to $2.15 per share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.” While NJR's business operations remain fundamentally unchanged, NJR continues to monitor the impacts of the COVID-19 pandemic. However, at this time, NJR expects that any impact will be managed within NJR's reaffirmed guidance range. The following chart represents NJR’s updated current expected contributions from its subsidiaries for fiscal 2020:

Company	Previous Fiscal 2020 Net Financial Earnings Contribution	Expected Fiscal 2020 Net Financial Earnings Contribution
New Jersey Natural Gas	58 to 62 percent	61 to 65 percent
Midstream	10 to 15 percent	10 to 15 percent
Total Regulated	68 to 77 percent	71 to 80 percent
Clean Energy Ventures	25 to 30 percent	27 to 32 percent
Energy Services	1 to 5 percent	-5 to 0 percent
Home Services and Other	1 to 2 percent	1 to 2 percent
Total Unregulated	27 to 37 percent	23 to 34 percent

In providing fiscal 2020 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

New Jersey Resources Reports Second Quarter Fiscal 2020 Results

COVID-19 Impact Update:

In response to the ongoing COVID-19 pandemic, NJR executed its business continuity plan and remains focused on providing lifeline energy services to its customers while protecting the health and safety of its employees, customers and communities served. To date, New Jersey Natural Gas (NJNG) operations and delivery of natural gas to over 550,000 customers has largely not been impacted. In addition, NJR has not made any significant changes to capital programs due to the ongoing COVID-19 pandemic. However, because this is a rapidly evolving situation, NJR continues to closely monitor the potential impacts of the pandemic response and will adjust its plans accordingly to ensure the delivery of essential services to customers while maintaining the safety and health of its employees, customers and communities.

NJR maintains a strong liquidity position to operate its business and fund its capital programs. On April 24, 2020, the Company entered into a new 364-day, $250 million credit facility to further support our short-term liquidity needs. Furthermore, NJR does not have any material long-term debt maturities until September 2022.

Regulated Business Update:

New Jersey Natural Gas

NJNG reported second quarter fiscal 2020 NFE of $86.3 million, compared with $68.5 million during the same period in fiscal 2019. Fiscal 2020 year-to-date NFE at NJNG were $130.2 million, compared with $100.3 million during the same period last year. The increase in both periods was due primarily to the base rate increase resulting from NJNG's recent rate case settlement and lower operating and maintenance (O&M) expenses.

Customer Growth:

●	NJNG added 4,339 new customers during the first six months of fiscal 2020, compared with 5,030 during the same period in fiscal 2019. NJNG continues to expect to add between 28,000 and 30,000 new customers between fiscal 2020 and fiscal 2022, representing an average annual growth rate of 1.8 percent and a cumulative increase in utility gross margin of approximately $16.3 million. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

Infrastructure Update:

●	The Southern Reliability Link (SRL) will diversify supply to our customers by providing a new intrastate feed into the southern end of NJNG’s distribution system. SRL received all permits required to complete the project, which began construction in the first quarter of fiscal 2019 and is expected to be placed in service in 2021. The cost of SRL is expected to be in the range of $250 million to $270 million. As of March 31, 2020, more than 70 percent of the project has been constructed.

●	NJNG's Infrastructure Investment Program (IIP) was filed with the New Jersey Board of Public Utilities (BPU) on February 28, 2019, seeking approval to implement a five-year, $507 million infrastructure investment program. The IIP consists of two components; transmission and distribution investments, and information technology replacements and enhancements. Pending BPU approval, we expect these investments will be recovered through annual regulatory filings.

●	Safety Acceleration and Facilities Enhancement (SAFE) II is the five-year, $157.5 million program approved by the BPU in September 2016 to replace the remaining unprotected bare steel main and associated services in NJNG’s distribution system. During the second quarter of fiscal 2020, NJNG invested $28.6 million to replace 22 miles of unprotected bare steel main and services.

New Jersey Resources Reports Second Quarter Fiscal 2020 Results

●	The New Jersey Reinvestment in System Enhancement (NJ RISE) program is the five-year, $102.5 million investment comprised of six projects related to storm hardening and mitigation. During the second quarter of fiscal 2020, NJNG continued construction to install a new distribution main into Long Beach Island and complete the final phase of the North Seaside Reinforcement project.

●	The SAFE II and NJ RISE programs are eligible for annual base rate increases. On March 31, 2020, NJNG filed its annual petition with the BPU, requesting a base rate increase of approximately $7.4 million for the recovery of the related capital costs through June 30, 2020. NJNG expects to update the filing in July 2020 to reflect the actual results through June 30, 2020, with changes to base rates expected to be effective October 1, 2020.

BGSS Incentive Programs:

BGSS incentive programs contributed $1.6 million to utility gross margin in the second quarter of fiscal 2020, compared with $1.4 million during the same period in fiscal 2019. Fiscal 2020 year-to-date, these programs contributed $4.3 million, compared with $3.4 million during the same period in fiscal 2019. The higher results were due to improved margins in off-system sales and storage incentive programs, which were partially offset by a decrease in capacity release volume.

Energy-Efficiency Programs:

The SAVEGREEN Project®, NJNG’s energy-efficiency program, invested $5.6 million during the second quarter of fiscal 2020 to help customers with energy-efficiency upgrades for their homes, businesses and large hospitals.

NJR Midstream

Midstream reported second quarter fiscal 2020 NFE of $4.3 million, compared with $4.5 million during the same period in fiscal 2019. Fiscal 2020 year-to-date NFE was $7.3 million, compared with $8.1 million during the same period last year. The decrease in NFE for both periods was primarily due to increased interest expense related to the acquisitions of Leaf River and Adelphia Gateway offset by the incremental operating income generated by these assets. In addition, NJR Midstream recognized a gain on the sale of equity securities in the second quarter of fiscal 2019, which did not reoccur in this fiscal year.

Infrastructure Updates:

●	Adelphia Gateway - The $166 million acquisition of the 84-mile pipeline and related assets closed on January 13, 2020. NJR Midstream began running existing operations on the northern end of the pipeline upon acquisition. Conversion of the southern end of the pipeline to natural gas is expected to begin upon receipt of the Notice to Proceed from FERC.

●	Leaf River - On October 11, 2019, NJR Midstream closed the acquisition of Leaf River for $367.5 million. Leaf River is a natural gas storage facility, located in the Gulf Coast region, with 32.2 MMDth of working natural gas storage capacity and connections to six interstate pipelines.

●	PennEast - On January 30, 2020, PennEast filed an amended application with FERC, requesting a phased-in approach to the PennEast project. The first phase of the project would include construction in Pennsylvania with interconnections within the state. On January 30, FERC also issued a declaratory order related to the ruling by the Third Circuit, supporting PennEast.

New Jersey Resources Reports Second Quarter Fiscal 2020 Results

○	On February 18, 2020, PennEast filed a petition for a writ of certiorari with the U.S. Supreme Court seeking to overturn the September 10, 2019 Third Circuit decision vacating the New Jersey Federal District Court's December 13, 2018 condemnation order.

○	On April 13, 2020, The Supreme Court directed New Jersey to respond to the petition for a writ of certiorari by May 13, 2020.

Unregulated Businesses Update:

NJR Energy Services

Energy Services reported second quarter fiscal 2020 NFE of $0.3 million, compared with NFE of $19.3 million during the same period last year. Fiscal 2020 year-to-date net financial loss was $2.6 million, compared to NFE of $27.7 million for the same period last fiscal year. The decrease in NFE for both periods was due primarily to continued challenging market conditions created by unusually warm weather in the U.S. east coast during the January to March time period. This led to fewer market opportunities compared to prior years due to lower volumes and narrower pricing spreads in wholesale natural gas markets.

NJR Clean Energy Ventures

CEV reported second quarter fiscal 2020 NFE of $16.0 million, compared with NFE of $21.7 million during the same period in fiscal 2019. Fiscal 2020 year-to-date NFE was $11.1 million, compared with NFE of $31.9 million for the same period in fiscal 2019. The decrease was due to the timing of SREC sales and the absence of contributions from the wind portfolio, which was sold in February of 2019.

Solar Investment Update:

●	Placed two commercial solar projects into service in the second quarter of fiscal 2020, adding 20 MW to CEV's total installed capacity of over 315 MW.

●	The Sunlight Advantage®, CEV's residential solar leasing program, added 156 residential customers and now serves over 8,300 residential customers in New Jersey.

NJR Home Services and Other Operations

Home Services and Other Operations reported second quarter fiscal 2020 NFE of $0.1 million, compared with NFE of $1.6 million during the same period in fiscal 2019. Fiscal 2020 year-to-date NFE was $1.3 million compared to a net financial loss of $1.5 million for the same period in fiscal 2019. The year-to-date increase was due primarily to increased revenues and lower O&M expenses.

Effective Tax Rate:

NJR’s estimated annual effective tax rate increased from (5.8) percent in fiscal 2019 to 0.5 percent in fiscal 2020. In the second quarter of fiscal 2020, NJR recognized $31.8 million related to tax credits, net of deferred taxes, compared with $32.5 million during the same period last year.

For NFE purposes, the effective tax rate also increased from (10.2) percent to (6.2) percent, and NJR recognized $32.2 million in tax credits, net of deferred taxes.

New Jersey Resources Reports Second Quarter Fiscal 2020 Results

Capital Expenditures and Cash Flows:
NJR is committed to maintaining a strong financial profile, while continuing to invest capital in regulated and unregulated energy projects.

●	On April 23, 2020, NJR priced $385 million of long-term debt to provide long-term financing for the Leaf River and Adelphia Gateway acquisitions and for general corporate purposes. The total financing will consist of $260 million of senior unsecured notes to be issued at NJR and $125 million of first mortgage bonds to be issued at NJNG, subject to customary signing and closing conditions. Funding is expected in FY 2020.

●	During the first six months of fiscal 2020, capital expenditures were $229.0 million, of which $167.8 million were related to regulated assets, compared with capital expenditures of $200.1 million, of which $148.8 million were related to regulated assets, during the same period of fiscal 2019.

●	During the first six months of fiscal 2020, cash flows from operations were $179.1 million, compared with $171.8 million from operations during the same period of fiscal 2019. The increase was primarily due to decreased working capital requirements and reductions in the value of gas in storage.

Webcast Information:

NJR will host a live webcast to discuss its financial results today at 10 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. New Jersey Resources Corporation (NJR) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFE guidance for fiscal 2020, forecasted contribution of business segments to fiscal 2020 NFE, future NJNG customer and utility gross margin growth, NJR's environmental sustainability and clean energy goals, emission reduction targets, future NJR capital expenditures, infrastructure programs and investments, Clean Energy Ventures’ ITC-eligible projects and demand for residential solar, earnings growth, the signing and closing of NJR's and NJNG's private placement and the related use of proceeds, and the ability to construct and operate the Adelphia Gateway project, operate the Leaf River Energy Center, and construct the SRL and PennEast pipeline projects, as well as the ongoing COVID-19 pandemic and its impact on NJR's liquidity, business operations, financial condition, results of operations or cash flows.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (SEC), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

New Jersey Resources Reports Second Quarter Fiscal 2020 Results

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE/net financial loss and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to CEV, as such the adjustment is related to tax credits generated by CEV.

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on utility gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2020 Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●	New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

●	NJR Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of over 315 megawatts, providing residential and commercial customers with low-carbon solutions.

●	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

●	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline Project, as well as our 50 percent equity ownership in the Steckman Ridge natural gas storage facility, and our 20 percent equity interest in the PennEast Pipeline Project.

●	NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

New Jersey Resources Reports Second Quarter Fiscal 2020 Results

NJR and its more than 1,100 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:
www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.

NJR-E

New Jersey Resources Reports Second Quarter Fiscal 2020 Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except per share data)	2020	2019	2020	2019
OPERATING REVENUES
Utility	$297,220	$301,420	$516,843	$501,385
Nonutility	342,394	564,835	737,807	1,176,637
Total operating revenues	639,614	866,255	1,254,650	1,678,022
OPERATING EXPENSES
Gas purchases
Utility	111,563	138,117	203,377	225,766
Nonutility	318,384	545,268	635,740	1,080,651
Related parties	1,506	2,144	3,030	4,329
Operation and maintenance	66,832	66,023	130,177	129,366
Regulatory rider expenses	15,330	15,391	27,072	28,023
Depreciation and amortization	30,784	22,311	58,542	44,143
Total operating expenses	544,399	789,254	1,057,938	1,512,278
OPERATING INCOME	95,215	77,001	196,712	165,744
Other income, net	7,261	2,758	7,547	3,627
Interest expense, net of capitalized interest	19,203	12,509	35,273	25,995
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	83,273	67,250	168,986	143,376
Income tax benefit	(1,643)	(2,952)	(1,902)	(9,913)
Equity in earnings of affiliates	3,589	3,371	6,978	6,532
NET INCOME	$88,505	$73,573	$177,866	$159,821

EARNINGS PER COMMON SHARE
Basic	$0.93	$0.83	$1.90	$1.80
Diluted	$0.92	$0.82	$1.89	$1.79

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	95,584	88,836	93,747	88,692
Diluted	95,890	89,228	94,073	89,093

New Jersey Resources Reports First Quarter Fiscal 2020 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2020	2019	2020	2019
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measurement, to net financial earnings is as follows:

Net income	$88,505	$73,573	$177,866	$159,821
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(3,773)	10,226	(45,539)	(707)
Tax effect	897	(2,435)	10,828	149
Effects of economic hedging related to natural gas inventory	14,622	22,367	5,735	756
Tax effect	(3,475)	(5,316)	(1,363)	(180)
Net income to NFE tax adjustment	10,160	14,002	(186)	6,671
Net financial earnings	$106,936	$112,417	$147,341	$166,510

Weighted Average Shares Outstanding
Basic	95,584	88,836	93,747	88,692
Diluted	95,890	89,228	94,073	89,093

A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share is as follows:

Basic earnings per share	$0.93	$0.83	$1.90	$1.80
Add:
Unrealized (gain) loss on derivative instruments and related transactions	$(0.04)	$0.12	$(0.49)	$(0.01)
Tax effect	$0.01	$(0.03)	$0.11	$—
Effects of economic hedging related to natural gas inventory	$0.15	$0.25	$0.06	$0.01
Tax effect	$(0.04)	$(0.06)	$(0.01)	$—
Net income to NFE tax adjustment	$0.11	$0.16	$—	$0.08
Basic NFE per share	$1.12	$1.27	$1.57	$1.88

NATURAL GAS DISTRIBUTION

A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows:

Operating revenues	$297,220	$301,420	$516,843	$501,385
Less:
Gas purchases	114,256	145,171	210,078	237,349
Regulatory rider expense	15,330	15,391	27,072	28,023
Utility gross margin	$167,634	$140,858	$279,693	$236,013

CLEAN ENERGY VENTURES

A reconciliation of net income to net financial earnings is as follows:

Net income	$5,830	$7,728	$11,260	$25,264
Add:
Net income to NFE tax adjustment	10,160	14,002	(186)	6,671
Net financial earnings	$15,990	$21,730	$11,074	$31,935

New Jersey Resources Reports First Quarter Fiscal 2020 Results

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands)	2020	2019	2020	2019
ENERGY SERVICES

The following table is a computation of financial margin:

Operating revenues	$313,701	$547,825	$684,116	$1,135,092
Less: Gas purchases	318,912	546,395	636,636	1,082,903
Add:
Unrealized (gain) on derivative instruments and related transactions	(3,146)	8,805	(45,340)	(2,372)
Effects of economic hedging related to natural gas inventory	14,622	22,367	5,735	756
Financial margin	$6,265	$32,602	$7,875	$50,573

A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows:

Operating (loss) income	$(10,060)	$(4,256)	$37,864	$40,630
Add:
Operation and maintenance expense	4,822	5,661	9,560	11,507
Depreciation and amortization	27	25	56	52
Subtotal	(5,211)	1,430	47,480	52,189
Add:
Unrealized (gain) on derivative instruments and related transactions	(3,146)	8,805	(45,340)	(2,372)
Effects of economic hedging related to natural gas inventory	14,622	22,367	5,735	756
Financial margin	$6,265	$32,602	$7,875	$50,573

A reconciliation of net income to net financial earnings is as follows:

Net (loss) income	$(8,435)	$(4,460)	$27,590	$28,914
Add:
Unrealized (gain) on derivative instruments and related transactions	(3,146)	8,805	(45,340)	(2,372)
Tax effect	747	(2,092)	10,780	556
Effects of economic hedging related to natural gas	14,622	22,367	5,735	756
Tax effect	(3,475)	(5,316)	(1,363)	(180)
Net financial earnings (loss)	$313	$19,304	$(2,598)	$27,674

Home Services and Other

A reconciliation of net income to net financial earnings is as follows:

Net income (loss)	$148	$(1,668)	$1,257	$(1,693)
Add:
Unrealized loss on derivative instruments and related transactions	—	120	—	261
Tax effect	—	(33)	—	(73)
Net financial earnings (loss)	$148	$(1,581)	$1,257	$(1,505)

New Jersey Resources Reports Second Quarter Fiscal 2020 Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2020	2019	2020	2019
NEW JERSEY RESOURCES
Operating Revenues
Natural Gas Distribution	$297,220	$301,420	$516,843	$501,385
Clean Energy Ventures	5,995	11,360	12,207	26,257
Energy Services	313,701	547,825	684,116	1,135,092
Midstream	11,076	—	20,148	—
Home Services and Other	12,365	12,333	25,272	24,823
Sub-total	640,357	872,938	1,258,586	1,687,557
Eliminations	(743)	(6,683)	(3,936)	(9,535)
Total	$639,614	$866,255	$1,254,650	$1,678,022

Operating Income (Loss)
Natural Gas Distribution	$109,719	$85,780	$168,776	$128,812
Clean Energy Ventures	(11,355)	(1,574)	(21,914)	(1,748)
Energy Services	(10,060)	(4,256)	37,864	40,630
Midstream	2,392	(1,070)	4,559	(1,707)
Home Services and Other	3,182	(1,766)	5,310	(1,393)
Sub-total	93,878	77,114	194,595	164,594
Eliminations	1,337	(113)	2,117	1,150
Total	$95,215	$77,001	$196,712	$165,744

Equity in Earnings of Affiliates
Midstream	$3,921	$3,998	$7,585	$7,799
Eliminations	(332)	(627)	(607)	(1,267)
Total	$3,589	$3,371	$6,978	$6,532

Net Income (Loss)
Natural Gas Distribution	$86,336	$68,546	$130,192	$100,259
Clean Energy Ventures	5,830	7,728	11,260	25,264
Energy Services	(8,435)	(4,460)	27,590	28,914
Midstream	4,258	4,498	7,262	8,149
Home Services and Other	148	(1,668)	1,257	(1,693)
Sub-total	88,137	74,644	177,561	160,893
Eliminations	368	(1,071)	305	(1,072)
Total	$88,505	$73,573	$177,866	$159,821

Net Financial Earnings (Loss)
Natural Gas Distribution	$86,336	$68,546	$130,192	$100,259
Clean Energy Ventures	15,990	21,730	11,074	31,935
Energy Services	313	19,304	(2,598)	27,674
Midstream	4,258	4,498	7,262	8,149
Home Services and Other	148	(1,581)	1,257	(1,505)
Sub-total	107,045	112,497	147,187	166,512
Eliminations	(109)	(80)	154	(2)
Total	$106,936	$112,417	$147,341	$166,510

Throughput (Bcf)
NJNG, Core Customers	32.3	40.6	63.0	67.3
NJNG, Off System/Capacity Management	28.2	28.4	56.1	55.8
Energy Services Fuel Mgmt. and Wholesale Sales	155.5	160.5	308.2	317.2
Total	216.0	229.5	427.3	440.3

Common Stock Data
Yield at March 31	3.6%	2.3%	3.6%	2.3%
Market Price at March 31	$34.97	$49.79	$34.97	$49.79
Shares Out. at March 31	95,643	89,164	95,643	89,164
Market Cap. at March 31	$3,344,642	$4,439,470	$3,344,642	$4,439,470

New Jersey Resources Reports Second Quarter Fiscal 2020 Results

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer and weather data)	2020	2019	2020	2019
NATURAL GAS DISTRIBUTION
Utility Gross Margin
Operating revenues	$297,220	$301,420	$516,843	$501,385
Less:
Gas purchases	114,256	145,171	210,078	237,349
Regulatory rider expense	15,330	15,391	27,072	28,023
Total Utility Gross Margin	$167,634	$140,858	$279,693	$236,013

Utility Gross Margin, Operating Income and Net Income
Residential	$120,541	$99,645	$197,623	$163,784
Commercial, Industrial & Other	22,884	20,673	38,071	34,019
Firm Transportation	21,469	17,871	37,128	32,267
Total Firm Margin	164,894	138,189	272,822	230,070
Interruptible	1,153	1,267	2,555	2,586
Total System Margin	166,047	139,456	275,377	232,656
Off System/Capacity Management/FRM/Storage Incentive	1,587	1,402	4,316	3,357
Total Utility Gross Margin	167,634	140,858	279,693	236,013
Operation and maintenance expense	39,815	41,106	76,000	79,333
Depreciation and amortization	18,100	13,972	34,917	27,868
Operating Income	$109,719	$85,780	$168,776	$128,812

Net Income	$86,336	$68,546	$130,192	$100,259

Net Financial Earnings	$86,336	$68,546	$130,192	$100,259

Throughput (Bcf)
Residential	18.9	22.6	33.5	37.1
Commercial, Industrial & Other	3.6	5.0	6.4	7.8
Firm Transportation	5.1	5.2	9.4	9.6
Total Firm Throughput	27.6	32.8	49.3	54.5
Interruptible	4.7	7.8	13.7	12.8
Total System Throughput	32.3	40.6	63.0	67.3
Off System/Capacity Management	28.2	28.4	56.1	55.8
Total Throughput	60.5	69.0	119.1	123.1

Customers
Residential	491,419	482,126	491,419	482,126
Commercial, Industrial & Other	30,545	30,562	30,545	30,562
Firm Transportation	32,013	33,371	32,013	33,371
Total Firm Customers	553,977	546,059	553,977	546,059
Interruptible	31	31	31	31
Total System Customers	554,008	546,090	554,008	546,090
Off System/Capacity Management*	28	28	28	28
Total Customers	554,036	546,118	554,036	546,118
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	2,002	2,495	3,613	4,133
Normal	2,496	2,471	4,068	4,036
Percent of Normal	80.2%	101.0%	88.8%	102.4%

New Jersey Resources Reports Second Quarter Fiscal 2020 Results

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer, SREC and megawatt)	2020	2019	2020	2019
CLEAN ENERGY VENTURES
Operating Revenues
SREC sales	$1,537	$6,034	$3,731	$13,181
Wind electricity sales and other	—	1,441	—	5,177
Solar electricity sales and other	1,989	1,695	3,547	3,577
Sunlight Advantage	2,469	2,190	4,929	4,322
Total Operating Revenues	$5,995	$11,360	$12,207	$26,257
Depreciation and Amortization	$9,871	$8,091	$19,308	$16,014
Operating Loss	$(11,355)	$(1,574)	$(21,914)	$(1,748)
Income Tax Benefit	$(22,061)	$(14,042)	$(42,625)	$(37,246)
Net Income	$5,830	$7,728	$11,260	$25,264
Net Financial (Loss) Earnings	$15,990	$21,730	$11,074	$31,935
Solar Renewable Energy Certificates Generated	57,211	46,552	138,700	100,451
Solar Renewable Energy Certificates Sold	10,000	31,000	19,693	68,820
Solar Megawatts Eligible for ITCs	21.7	1.9	25.9	22.8
Solar Megawatts Under Construction	30.3	22.1	30.3	22.1

ENERGY SERVICES
Operating Income
Operating revenues	$313,701	$547,825	$684,116	$1,135,092
Less:
Gas purchases	318,912	546,395	636,636	1,082,903
Operation and maintenance expense	4,822	5,661	9,560	11,507
Depreciation and amortization	27	25	56	52
Operating (Loss) Income	$(10,060)	$(4,256)	$37,864	$40,630
Net (Loss) Income	$(8,435)	$(4,460)	$27,590	$28,914
Financial Margin	$6,265	$32,602	$7,875	$50,573
Net Financial Earnings(Loss)	$313	$19,304	$(2,598)	$27,674
Gas Sold and Managed (Bcf)	155.5	160.5	308.2	317.2

MIDSTREAM
Operating Revenues	$11,076	$—	$20,148	$—
Equity in Earnings of Affiliates	$3,921	$3,998	$7,585	$7,799
Operation and Maintenance Expense	$6,094	$1,068	$10,972	$1,704
Other Income, Net	$4,671	$3,354	$5,368	$5,346
Interest Expense	$5,621	$565	$8,443	$1,108
Income Tax Provision	$1,105	$1,219	$1,807	$2,181
Net Income	$4,258	$4,498	$7,262	$8,149

HOME SERVICES AND OTHER
Operating Revenues	$12,365	$12,333	$25,272	$24,823
Operating Income	$3,182	$(1,766)	$5,310	$(1,393)
Other (Expense) Income, Net	$(520)	$50	$(1,048)	$(148)
Net Income (Loss)	$148	$(1,668)	$1,257	$(1,693)
Net Financial Earnings	$148	$(1,581)	$1,257	$(1,505)
Total Service Contract Customers at March 31	107,648	109,372	107,648	109,372